FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti//Jonathan Doorley Sard Verbinnen & Co 212/687-8080

LADENBURG THALMANN REPORTS SECOND QUARTER FINANCIAL RESULTS

Revenues Increase 171% Due to Securities America Acquisition

________________________________________________________________________

MIAMI, FL, August 9, 2012 — Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS) today announced financial results for the three and six months ended June 30, 2012.

Second quarter 2012 revenues were $163.4 million, a 171% increase from revenues of $60.2 million in the second quarter of 2011. Net loss for the second quarter was $5.0 million or $(0.03) per basic and diluted share as compared to net income of $200,000, or $0.00 per basic and diluted share in the comparable 2011 period. EBITDA, as adjusted, for the three months ended June 30, 2012 was $7.6 million, as compared to $3.3 million for the 2011 period. The second quarter 2012 results included approximately $7.1 million due to amortization of intangible assets and retention loans and non-cash compensation and interest expense of approximately $6.2 million. The foregoing amounts were offset in part by a $647,000 gain from a change in fair value of contingent consideration related to the Securities America acquisition. The second quarter 2011 results included $2.0 million of non-cash charges for depreciation, amortization and compensation expense and interest expense of $0.8 million.

For the six months ended June 30, 2012, the Company had revenues of $318.1 million, a 171% increase over revenues of $117.4 million for the comparable 2011 period. The Company had a net loss of $8.0 million or $(0.04) per basic and diluted share for the six months ended June 30, 2012 as compared to net income of $609,000 or $0.00 per basic and diluted share in the comparable 2011 period. EBITDA, as adjusted, for the six months ended June 30, 2012 was $13.0 million as compared to $6.8 million in the 2011 period. The results for the six months ended June 30, 2012 included approximately $14.3 million due to amortization of intangible assets and retention loans and non-cash compensation and interest expense of approximately $12.3 million. The foregoing amounts were offset in part by a $6.2 million gain from a change in fair value of contingent consideration related to the Securities America acquisition. The comparable 2011 results included $3.9 million of non-cash charges for depreciation, amortization and compensation expense and $1.6 million of interest expense.

The following table presents a reconciliation of EBITDA, as adjusted, to net (loss) income as reported.

	Three months ended		Six months ended
	June 30,		June 30,
(in thousands)	2012	2011	2012	2011
	(unaudited)		(unaudited)
Total revenues	$163,385	$60,231	$318,100	$117,433
Total expenses	168,971	59,710	331,612	116,157
Pre-tax (loss) income	(4,939)	521	(7,310)	1,276
Net (loss) income	(4,983)	200	(7,962)	609

Reconciliation of EBITDA, as adjusted, to net (loss) income:
EBITDA, as adjusted	$7,645	$3,348	$12,954	$6,766
Add:
Interest income	49	15	93	30
Change in fair value of contingent consideration	647	-	6,202	-
Less:
Interest expense	(6,192)	(820)	(12,252)	(1,648)
Income tax expense	(44)	(321)	(652)	(667)
Depreciation and amortization	(4,070)	(895)	(8,133)	(1,788)
Non-cash compensation	(1,227)	(1,127)	(2,591)	(2,084)
Amortization of retention loans	(1,791)	-	(3,583)	-

Net (loss) income	$(4,983)	$200	$(7,962)	$609

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for change in fair value of contingent consideration, amortization of retention loans made in connection with the Securities America acquisition, non-cash compensation expense and interest expense is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, such as change in fair value of contingent consideration and amortization of retention loans made in connection with the Securities America acquisition, or do not involve a cash outlay, such as stock-related compensation. The presentation of EBITDA, as adjusted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items or by non-cash items, such as non-cash compensation, which is expected to remain a key element in its long-term incentive compensation program. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

Dr. Phillip Frost, Chairman of Ladenburg, said, “Ladenburg continued to see a significant increase in revenues as a result of the Securities American acquisition, which further expanded our growing independent brokerage and advisory business. With a leading national network of advisors and approximately $70 billion in client assets, Ladenburg is increasingly well positioned to capitalize on favorable demographic trends and drive growth. Simultaneously, we are continuing to selectively augment our investment banking capabilities with the addition of talented new hires in fast growing sectors such as healthcare, where our firm has considerable expertise.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, added, “We are pleased to deliver strong growth in EBITDA, as adjusted for the quarter and first half of the year, as the firm benefited from the addition of Securities America. We remain focused on additional opportunities to organically grow our independent brokerage and advisory platform, while concurrently expanding our talented team and service offerings in our investment banking and capital markets business. We are excited about Ladenburg’s future prospects given our growing investment banking and research capabilities, robust institutional distribution, and leading network of 2,700 independent financial advisors.”

Stock Repurchase Program

During the period from January 1, 2012 through June 30, 2012, Ladenburg repurchased 571,911 shares of its common stock at a cost of approximately $1.0 million, representing an average price per share of $1.66. Since the inception of its stock repurchase program in March 2007, Ladenburg has repurchased 2,641,211 shares at a total cost of approximately $4.2 million. Ladenburg has the authority to repurchase an additional 4,858,789 shares under its current repurchase plan. During the six months ended June 30, 2012, the Company’s directors and officers, or their affiliates, purchased an aggregate of 409,000 shares in open market transactions at a total cost of approximately $695,000, representing an average price per share of $1.70.

About Ladenburg

Ladenburg Thalmann Financial Services is engaged in independent brokerage and advisory services, investment banking, equity research, institutional sales and trading, and asset management services through its principal subsidiaries, Ladenburg Thalmann & Co. Inc., Investacorp, Inc., Triad Advisors, Inc. and Securities America, Inc., which together have approximately 2,700 financial advisors and approximately $70 billion in client assets. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Investacorp, Inc., a leading independent broker-dealer headquartered in Miami, Florida, has been serving the independent registered representative community since 1978. Founded in 1998, Triad Advisors, Inc. is a leading independent broker-dealer and registered investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions. Securities America, based in Omaha, Nebraska, was founded in 1984 and is one of the largest and most successful independent broker-dealers in the country. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York, New York with regional offices in Miami and Boca Raton, Florida; Melville, New York; Boston, Massachusetts and Princeton, New Jersey. For more information, please visit www.ladenburg.com.

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This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth, growth of the independent brokerage and advisory area, growth of our independent brokerage and advisory business and growth of our investment banking business. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Table Follows]

LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six months ended
	June 30,		June 30
	2012	2011	2012	2011
Revenues:
Commissions	$83,662	$30,119	$163,332	$58,852
Advisory fees	57,009	17,191	112,447	32,949
Investment banking	10,079	10,549	16,701	21,662
Principal transactions	(401)	(628)	(802)	(1,052)
Interest and dividends	1,173	132	2,051	289
Service fees and other income	11,863	2,868	24,371	4,733

Total revenues	163,385	60,231	318,100	117,433

Expenses:
Commissions and fees	120,679	37,815	234,767	71,687
Compensation and benefits	20,941	12,457	40,581	26,600
Non-cash compensation	1,227	1,127	2,591	2,084
Brokerage, communication and clearance fees	2,566	1,929	5,008	3,876
Rent and occupancy, net of sublease revenue	1,606	793	3,282	1,615
Professional services	1,938	954	3,667	1,985
Interest	6,192	820	12,252	1,648
Depreciation and amortization	4,070	895	8,133	1,788
Amortization of retention loans	1,791	—	3,583	—
Other	7,961	2,920	17,748	4,874

Total expenses	168,971	59,710	331,612	116,157

(Loss) income before item shown below	(5,586)	521	(13,512)	1,276
Change in fair value of contingent consideration	647	-	6,202	-

(Loss) income before income taxes	(4,939)	521	(7,310)	1,276
Income tax expense	44	321	652	667

Net (loss) income	$(4,983)	$200	$(7,962)	$609

Net (loss) income per common share (basic and diluted)	$(0.03)	$0.00	$(0.04)	$0.00

Weighted average common shares used in computation of per share data:
Basic	183,551,171	183,048,031	183,685,654	183,199,813

Diluted	183,551,171	187,005,916	183,685,654	183,659,078